Exhibit 4.5

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXCHANGE OF THIS WARRANT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To Purchase 500,000 Shares of Common Stock of
CYTRX CORPORATION
THIS COMMON STOCK PURCHASE WARRANT (this "Warrant") certifies that, for value received, Alexander Capital, L.P., or its registered assigns (the "Holder"), is entitled, upon the terms and subject to the limitations hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to 5:00 P.M., California time, on the fifth anniversary of the Initial Exercise Date (the "Termination Date"), but not thereafter, to subscribe for and purchase from CytRx Corporation, a Delaware corporation (the "Company"), up to 500,000 shares (the "Warrant Shares") of Common Stock (as hereinafter defined).  The purchase price of each Warrant Share under this Warrant shall be equal to the Exercise Price (as hereinafter defined).
This Warrant is issued pursuant to the financial advisory services agreement, effective as of February 9, 2016 between the Company and the Holder (the "Advisory Agreement").
Section 1.                                                    Definitions.  For purposes of this Warrant, the following capitalized terms shall have the meanings indicated:
"Business Day" means a day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in California are not required to be open for business.
"Commission" means the Securities and Exchange Commission.
"Common Stock" means the common stock of the Company, par value $0.01 per share, and any securities into or for which such common stock shall hereinafter have been converted or exchanged pursuant to a recapitalization, reclassification, reorganization, merger, sale of assets or otherwise.
"Rule 144" means Rule 144 promulgated by the Commission under to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
"Securities Act" means the Securities Act of 1933, as amended.
"Trading Market" means any of the following exchanges on which the Common Stock is listed for trading on the date in question: (a) the Nasdaq Stock Market; (b) the American Stock Exchange; and (c) the New York Stock Exchange.
"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock is then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported prior to the day in question; or (d) in all other cases, the fair value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.
Section 2.                                                    Vesting.  This Warrant shall be vested and exercisable only as to 125,000 of the Warrant Shares immediately as of the Initial Exercise Date. This Warrant shall become vested and exercisable as to the balance of 375,000 of the Warrant Shares in four installments of 62,500 Warrant Shares each as of August 9, 2016 (6 months from Initial Exercise Date), February 9, 2017 (12 months from Initial Exercise Date), May 9, 2017 (15 months from Initial Exercise Date), August 9, 2017 (18 months from Initial Exercise Date), respectively, and a final installment of 125,000 Warrant Shares as of February 9 2018 (24 months from Initial Exercise Date); provided, however, that, upon the termination of the Advisory Agreement for any reason, this Warrant shall cease to vest, and shall no longer become exercisable, as to any additional Warrant Shares that have not yet vested as of the date of that termination.
EX 4.5- Page 1

Section 3.                                                    Exercise.
(a)            Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant, to the extent this Warrant is then vested and exercisable as provided in Section 2, may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and, subject to Section 3(c), payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier's check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Business Days of the date the final Notice of Exercise is delivered to the Company.
(b)            Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within one Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
(c)            Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $1.74, subject to adjustment hereunder (the "Exercise Price").
(d)            Cashless Exercise.  If, at any time after 180 days from the Initial Exercise Date, there is no effective Registration Statement (as defined in Section 7) with respect to, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) X] by A, where:
A = the VWAP on the Business Day immediately preceding the date of such election;

B =  the Exercise Price of this Warrant, as adjusted; and

X = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

(e)            Mechanics of Exercise.
(i)            Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three Business Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date").  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 3(d)(vi) prior to the issuance of such shares, have been paid.
(ii)            Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
(iii)            No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up such final fraction to the next whole share.
(iv)            Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
(v)            Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
EX 4.5- Page 2

Section 4.                                                    Certain Adjustments.
(a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become
(b)            effective immediately after the effective date in the case of a subdivision, combination or reclassification.
(c)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, or (iii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
(d)            Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall exclude treasure shares, if any.
(e)            Notice to Holders.
(i)            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(ii)            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any right; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder shall be entitled to exercise this Warrant, to the extent it is then vested and exercisable as provided in Section 2, during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.
EX 4.5- Page 3

Section 5.                                                    Transfer of Warrant.
(a)            Transferability.  Subject to compliance with Section 5(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
(b)            New Warrants. This Warrant may be divided upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants
(c)            in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
(d)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
(e)            Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of the Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (ii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.
Section 6.                                                    Representations and Warranties of Holder.  Holder hereby represents and warrants to the Company that (a) Holder is acquiring this Warrant and will acquire any Warrant Shares for its own account for investment purposes only, (b) Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in this Warrant and any Warrant Shares and protecting its own interest in connection herewith and therewith, (c) Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Securities Act or under any state securities laws, and Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on this Warrant and the Warrant Shares may result in Holder being required to hold this Warrant and any Warrant Shares for an indefinite period of time, and (d) Holder is an "accredited investor" as such term is defined under Regulation D under the Securities Act.
Section 7.                                                    Registration Rights.
(a)            Definitions.  For purposes of this Section 7, the following terms shall have the meanings set forth below:
(i)            "Registration" shall mean a registration of securities under the Securities Act pursuant to Section 7(b).
(ii)            "Registration Period" with respect to any Registration Statement the period commencing the effective date of the Registration Statement and ending upon withdrawal or termination of the Registration Statement.
(iii)            "Registration Statement" shall mean the registration statement, as amended from time to time, filed with the Commission in connection with a Registration.
(b)            Piggyback Registration.  Unless the Warrant Shares are then eligible to be sold under the provisions of Rule 144 without limitation as to volume, if, at any time after the Initial Exercise Date, the Company shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction), the Company will give written notice thereof to Holder and will include in the Registration Statement with respect thereto any of the Warrant Shares which Holder may request be included ("Included Shares") by a writing delivered to the Company within 15 days after the notice given by the Company to Holder; provided, however, that the Company shall be excused from its obligations hereunder to register the Warrant Shares to the extent it is prohibited or restricted from doing so pursuant to contracts or agreements existing as of the Initial Exercise Date; and provided, further, that if the offering is to be a firm underwriting, and the representative of the underwriters of the offering refuse in writing to include in the offering all of the shares of Common Stock requested by the Company and others, the shares to be included shall be allocated first to the Company and any shareholder who initiated such Registration and then among the others based on the respective number of shares of Common Stock held by such persons.  If the Company decides not to, and does not, file a Registration Statement with respect to such Registration, or after filing determines to withdraw the same before the effective date thereof, the Company will promptly so inform Holder, and the Company will not be obligated to complete the registration of the Included Shares included therein.
(c)            Certain Covenants.  In connection with any Registration:
(i)            The Company shall take all lawful action such that the Registration Statement, any amendment thereto and the prospectus forming a part thereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  Upon becoming aware of the occurrence of any event or the discovery of any facts during the Registration Period that make any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Registration Statement or related prospectus that requires the making of any changes in the Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (taking into account any prior amendments or supplements), the Company shall promptly notify Holder and as soon as reasonably practicable prepare (but in no event more than five Business Days in the case of a supplement or seven business days in the case of a post-effective amendment) and file with the Commission a supplement or post-effective amendment to the Registration Statement or the related prospectus or file any other required document so that, as thereafter delivered to a purchaser of Shares from Holder, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
EX 4.5- Page 4

(ii)            At least three Business Days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to Holder and shall consider incorporating into such documents such comments as Holder (and its counsel) may propose to be incorporated therein.  Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to Holder, need be delivered in draft form to Holder.
(iii)            The Company shall promptly notify Holder upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (A) the receipt of any request for additional information from the Commission or any other federal or state governmental authority, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (B) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (C) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(iv)            The Company shall furnish to Holder with respect to the Included Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Included Shares by Holder pursuant to the Registration Statement.
(v)            The Company shall file or cause to be filed such documents as are required to be filed by the Company for normal Blue Sky clearance in states specified in writing by Holder; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.
(vi)            As a condition to including Warrant Shares in a Registration Statement, Holder must provide to the Company such information regarding itself, the Warrant Shares held by it and the intended method of distribution of such Shares as shall be required to effect the registration of the Warrant Shares and, if the offering is being underwritten, Holder must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter.
(vii)            Following the effectiveness of the Registration Statement, upon receipt from the Company of a notice that the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Holder will immediately discontinue disposition of Included Shares pursuant to the Registration Statement until the Company notifies Holder that it may resume sales of Included Shares and, if necessary, provides to Holder copies of the supplemental or amended prospectus.
(viii)            Miscellaneous.
(d)            No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 3(d)(i).
(e)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
(f)            Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
(g)            Authorized Shares.  The Company covenants that, at all times prior to the Termination Date, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.
(h)            Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles.
(i)            Nonwaiver.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.
(j)            Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Advisory Agreement.
(k)            Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
EX 4.5- Page 5

 (l)            Successors and Assigns.  Subject to Section 5, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.
(m)            Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
(n)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
(o)            Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
********************
EX 4.5- Page 6

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated:  February 9, 2016

CYTRX CORPORATION

By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Chairman and Chief Executive Officer

EX 4.5- Page 7

NOTICE OF EXERCISE

TO:            CYTRX CORPORATION

(1)            The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)            Payment shall take the form of (check applicable box):
[  ] in lawful money of the United States; or
[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 4(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 4(c).
(3)            Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EX 4.5- Page 8

ASSIGNMENT FORM
(To assign the foregoing warrant, execute
this form and supply required information.
 Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder's Signature:                                                      _____________________________

Holder's Address:                                                      _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EX 4.5- Page 9